[RP Financial, LC. Letterhead]

                                 August 17, 1999



Board of Directors
Mutual Federal Savings Bank
110 East Charles Street
Muncie, Indiana  47305-2499

Dear Members of the Board:

     This letter sets forth the agreement between Mutual Federal Savings Bank, Muncie, Indiana ("Mutual" or the "Bank"), and RP Financial, LC. ("RP Financial"), whereby the Bank has engaged RP Financial to prepare the regulatory business plan and financial projections for the private charitable foundation to be formed in conjunction with the stock conversion transaction, and funded by a stock contribution to the charitable foundation. These services are described in greater detail below.


Description of Proposed Services

     RP Financial's business planning services will include the following areas:
(1) describing potential charitable organizations to receive grants or donations based on parties identified by the Bank; (2) describing the potential cash flows of the foundation over a five year period; (3) preparing detailed financial projections on an annual basis for a period of five fiscal years to reflect the impact of the anticipated cash flows; (4) describing the corporate governance of the foundation, including the management of the charitable foundation on a day-to-day basis; (5) preparing the written business plan document which conforms with applicable regulatory guidelines; and (6) describing the general policies and procedures of the charitable foundation.

     RP Financial agrees to prepare the business plan and accompanying financial projections in writing such that the business plan can be filed with the appropriate regulatory agencies in accordance with the scheduled filing date.


Fee Structure and Payment Schedule

     The Bank agrees to compensate RP Financial for preparation of the business plan for the charitable foundation on a fixed fee basis of $2,500. Payment of the professional fees shall be made upon delivery of the completed business plan.

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     The  Bank  also  agrees  to  reimburse   RP  Financial   for  those  direct
out-of-pocket  expenses  necessary  and  incidental  to  providing  the business
planning   services.   Reimbursable   expenses  will  likely  include  shipping,
telephone/facsimile printing, computer and data services, and shall be paid to RP Financial as incurred and billed. RP Financial will agree to limit reimbursable expenses in conjunction with the appraisal engagement, subject to written authorization from the Bank to exceed such level.

     In the event the Bank shall, for any reason, discontinue this planning engagement prior to delivery of the completed business plan and payment of the progress payment fee, the Bank agrees to compensate RP Financial according to RP Financial's standard billing rates for consulting services based on accumulated and verifiable time expenses, not to exceed the fixed fee described above, plus reimbursable expenses incurred.

     If during the course of the planning engagement, unforeseen events occur so as to materially change the nature or the work content of the business planning services described in this contract, the terms of said contract shall be subject to renegotiation by the Bank and RP Financial. Such unforeseen events may include changes in regulatory requirements as it specifically relates to Mutual or changes in the amount of the contribution or structure of the foundation, which will dramatically impact the charitable foundation's cash flows, corporate governance or operations.


                              * * * * * * * * * * *


     Please acknowledge your agreement to the foregoing by signing as indicated below and returning to RP Financial a signed copy of this letter.


                                               Sincerely,

                                               /s/ Ronald S. Riggins


                                               Ronald S. Riggins
                                               President and Managing Director



Agreed To and Accepted By: R. Donn Roberts /s/ R. Donn Roberts
                                           -------------------------------------
                                           President and Chief Executive Officer

Upon Authorization by the Board of Directors For:  Mutual Federal Savings Bank
                                                   Muncie, Indiana


Date Executed:  August 25, 1999
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